INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement No. 333-2299 of Presstek, Inc. on Form S-3 of our report dated March 15, 1995 appearing in the Annual Report on Form 10-K/A (Amendment No. 2 to Form 10-K) of Presstek, Inc. for the year ended December 30, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Bedford, New Hampshire





November 18, 1996